Exhibit 10.21

(TRANSLATION)

[bears the symbol of “VM Energía”]

¡ Grupo Villar Mir

STRATEGIC ADVISORY SERVICES AGREEMENT

REGARDING ENERGY PRODUCTION

OPERATIONS BETWEEN

“FERROATLÁNTICA, S.A.U.”

AND

“VILLAR MIR ENERGÍA, S.L.”

15 April 2013

CONTENTS

ONE.	PURPOSE	3
TWO.	SCOPE	3
THREE.	ORGANISATION	4
FOUR.	TERM	5
FIVE.	PRICE AND PAYMENT TERMS AND CONDITIONS	5
SIX.	REGULATORY CHANGES	5
SEVEN.	STATEMENTS AND WARRANTIES	6
EIGHT.	EXPENSES	6
NINE.	ASSIGNMENT	6
TEN.	CONFIDENTIALITY	6
ELEVEN.	APPLICABLE LAW AND JURISDICTION	6
TWELVE.	COMPLETE AGREEMENT	7

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 1 of 7

In Madrid, Spain, on 15 April 2013,

BETWEEN

THE FIRST PARTY,

VILLAR MIR ENERGÍA, S.L. (hereinafter, “VM Energía” or “Villar Mir Energía”), holding Tax Code No. B-85253888, with its registered office situated at Paseo de la Castellana, 259-D, planta 46a, Madrid, Spain, with Ms María Luisa Huidobro y Arreba acting on behalf of and representing the foregoing company, in exercise of the powers conferred upon her by virtue of the public deed executed before the Notary Public of Madrid, Mr Martín María Recarte Casanova, dated 2 April 2013 under number 592 of his notary records.

AND THE SECOND PARTY

FERROATLÁNTICA, S.A.U. (hereinafter, “Ferroatlántica” or the “Company”), holding Tax Code No.B-80420516, with its registered office situated at Paseo de la Castellana, 259-D, planta 49a, Madrid, Spain, with Mr Pedro Larrea Paguaga acting on behalf of and representing the foregoing Company, in exercise of the powers conferred upon him by virtue of the public deed executed before the Notary Public, Mr Jaime Recarte Casanova, dated 25 October 2011, under number 2790 of his notary records.

Hereinafter, VM Energía and Ferroatlántica shall be referred to, jointly, as the “Parties” and, separately, as a “Party”.

The Parties, in the respective capacities in which they act, hereby declare that they have the legal capacity necessary for the execution of this agreement and, accordingly,

WHEREAS

I.	Ferroatlántica is a company the corporate activities of which include the production of ferroalloys, as well as the operation of concessions and complementary energy-related activities.

II.	In relation to the activities included within the category of production and energy-related activities, Ferroatlántica engages in the production, transportation and transformation of energy by means of hydraulic energy systems installed along the “Xallas” and “Grande” rivers, in Galicia, Spain.

III.	Within the framework of the carrying out of the activities set out under Recital Clause II hereinabove, Ferroatlántica operates the energy production units “Salto [1] de Fervenza”, “Ponte Olveira”, “Santa Eugenia I”, “Santa Eugenia II”, “Salto de Castrelo”, “Salto de Novo Pindo”, “Salto de Carantoña”, substations and high voltage electricity lines, which comprise the hydraulic energy systems and hydroelectric power stations which are currently owned by Ferroatlántica in Galicia and which are registered in the name thereof at the corresponding public registers (hereinafter, the aforementioned waterfalls and power stations shall be referred to as the “Power Stations”).

IV.	VM Energía is a company which is engaged in, among other activities, the optimisation of the energy activities of Grupo Villar Mir.

V.	The sale of the energy obtained from the power stations of Ferroatlántica has been subject to the terms and conditions provided for under the Special Regime regulations. Currently, Royal Decree 661/2007 and Royal Legislative Decree 2/2013 provide the remuneration terms and conditions applicable to power stations for the year 2013.

[1]	Translator’s note: the Spanish term “salto” refers to waterfalls.

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 2 of 7

VI.	As has already been mentioned hereinabove, the functions and activities of VM Energía include the optimisation of the sale and purchase of the energy produced and consumed by the companies of Grupo Villar Mir and is fully capable and qualified, itself (or by way of subcontracting with third parties), to provide the operational, technical and financial services required by Ferroatlántica for the optimisation of the energy produced thereby as well as for the mitigation of the risks of the sale thereof.

VII.	Both Parties are interested in formalising this strategic advisory services agreement regarding energy production operations (hereinafter the “Agreement”), subject to the following clauses.

CLAUSES

ONE.	PURPOSE

The purpose of this Agreement constitutes the provision by VM Energía, in favour of Ferroatlántica, of management and advisory services for the production and sale of the energy produced by the Power Stations of which Ferroatlántica is the registered concessionaire, subject to the scope which is provided for under Clause Two hereinbelow, in order to comply with the objectives provided for under the foregoing Recital Clauses.

In any event, Ferroatlántica, as the registered concessionaire of the waterfalls and as owner of the Power Stations, shall be responsible for the due compliance with all of the terms and conditions established in relation to the concession, and mainly, inter alia, in respect of health and safety and environmental aspects which are not related to the services the responsibility of VM Energía by virtue of this Agreement, or related to the employees or staff of VM Energía (or any subcontractors thereof) which are designated to the service the subject of this Agreement.

Under no circumstances whatsoever may the services which are provided by VM Energía, considered either separately or globally, be classified as direct or indirect energy production activities in relation to the different hydroelectric power stations, whereby VM Energía merely provides the contracted services to the concessionaire company thereof, which is the only holder of the necessary administrative permits and authorisations for the operation of said power stations.

The purpose of this Agreement may be extended, as the case may be, to new concessions which are awarded in favour of Ferroatlántica, and VM Energía may be designated as the advisory or consultancy company for the construction of any said investments. In said situation, the terms and conditions thereof shall be formalised by way of a specific document which shall be negotiated and which shall be executed by the Parties.

TWO.	SCOPE

Specifically, the services to be carried out by VM Energía shall comprise the following:

•	Provision of advisory services for the management of the energy production units in respect of all administrative, economic and technical aspects thereof.

•	Drafting of the technical-economic models for the optimisation of the energy production and for the minimisation of risks associated with the involvement in current electricity markets.

•	Drafting of periodic reports for the energy production units which are operated by Ferroatlántica and advisory services regarding the most adequate and efficient formulae for the sale of electricity products and services.

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 3 of 7

•	Monitoring and review of the settlement calculations with the sale agents involved, the Market Operator (OMIE), the System Operator (REE) and the Spanish National Energy Commission (CNE).

•	Advisory services for the study of the regulatory modifications which affect the management of the energy production units.

•	Presentation of the proposals which enable the minimisation of financial and management costs and expenses for the sale of the energy produced by the hydraulic energy systems and the hydroelectric power stations operated by Ferroatlántica.

•	Strategic advisory services regarding the entry opportunities into the different electricity products and services markets.

•	Advisory services regarding all energy-related aspects of the relationships between Ferroatlántica and the Spanish General State Administration and with other bodies and companies which are involved within the electricity market.

•	Preparation of weekly and monthly monitoring meetings regarding the electricity market.

THREE.	ORGANISATION

The activities of VM Energía shall be carried out with the necessary and adequate human and material resources for the provision of the contracted services and subject to the established terms and conditions.

VM Energía shall provide the services through its own employees and staff, which shall have employment relationships with VM Energía and, as a result thereof, shall be included within the organisational and management scope thereof, and accordingly VM Energía shall be responsible for all of the obligations and duties which correspond thereto, in its capacity of employer thereof, and, accordingly, under no circumstances whatsoever shall any employment relationship whatsoever be deemed to exist between Ferroatlántica and the aforementioned employees and staff of VM Energía.

VM Energía hereby undertakes to carry out and perform the advisory services for the management of the energy production activities in accordance with the instructions provided by Ferroatlántica, with the exception of the instructions which may imply any breach of applicable regulations and without said instructions, under any circumstances whatsoever, being deemed to detract from or undermine the responsibilities and liability of VM Energía by virtue of the terms of this Agreement.

Ferroatlántica shall carry out and perform the energy production activities subject to the strategic advisory services the subject of this Agreement which are to be provided by VM Energía. Ferroatlántica shall continue to operate and manage the assets and the concessions and shall fully support and be responsible for all energy production risks subject to the terms and conditions provided for under this Agreement.

VM Energía shall draft and shall provide to Ferroatlántica annual plans, monthly guidelines and weekly and daily recommendations regarding the energy production activities. Ferroatlántica shall use its best endeavours in order to comply with said plans, guidelines and recommendations, provided that (i) no situation of force majeure exists, or (ii) said plans, guidelines or recommendations do not breach the necessary security measures in order to avoid hydraulic or environmental risks and hazards, or the due compliance of any legal rules or regulations.

In the event of any significant, reiterated and unjustified breach of any of the obligations established vis-à-vis the Parties by virtue of this Agreement, the Party that is not in breach shall be entitled to terminate this Agreement (and shall furthermore be entitled to receive compensation for all losses and damages caused by said breach).

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 4 of 7

FOUR.	TERM

Without prejudice to the provisions of Clause Three hereinabove regarding early termination, the term of this Agreement shall be that of five years as from the date of execution thereof. Notwithstanding the foregoing, the Agreement shall be deemed to enter into force and effect as from 1 January 2013 and shall have a term of five (5) years as from said date, namely 1 January. The Agreement shall be deemed to be automatically extended, annually, should neither of the Parties declare their objection to said automatic extension thereof.

At the moment in time at which either of the contracting Parties were to decide not to renew the Agreement, said Party must formally notify the other Party thereof at least 60 calendar days prior to the date set down for the renewal thereof.

In the event that either of the Parties was to decide to rescind the Agreement outside the renewal period, said Party must notify the other Party thereof at least 90 days prior to the date of the effective rescission thereof.

FIVE.	PRICE AND PAYMENT TERMS AND CONDITIONS

Ferroatlántica shall effect payment to VM Energía, for the advisory services regarding the management of the energy production units and for the assumption of the risks and coverage applicable thereto, if the regulations were applicable thereto, subject to the following remuneration schedule:

•	VM Energía shall invoice to Ferroatlántica, each month, a component equal to 14% of the monthly revenue obtained for the sale of the energy production generated by each one of the Power Stations, provided that the aggregate annual revenue of Ferroatlántica, up to said month, is lower than 27 million Euros (€M).

•	VM Energía shall invoice to Ferroatlántica, each month, a component equal to 20% of the monthly revenue obtained for the sale of the energy production generated by each one of the Power Stations, provided that the aggregate annual revenue of Ferroatlántica, up to said month, is higher than 27 million Euros (€M) and lower than 34.5 million Euros (€M).

•	VM Energía shall invoice to Ferroatlántica, each month, a component equal to 25% of the monthly revenue obtained for the sale of the energy production generated by each one of the Power Stations, provided that the aggregate annual revenue of Ferroatlántica, up to said month, is higher than 34.5 million Euros (€M) and lower than 38 million Euros (€M).

•	VM Energía shall invoice to Ferroatlántica, each month, a component equal to 30% of the monthly revenue obtained for the sale of the energy production generated by each one of the Power Stations, provided that the aggregate annual revenue of Ferroatlántica, up to said month, is higher than 38 million Euros (€M).

The payment for the services shall be effected on a monthly basis, in respect of the immediately preceding monthly sum, within the ten (10) days following the receipt of the invoice, by means of bank transfer into the bank account which has been notified by both Parties by means of the required notification, in writing, or which is set out in the corresponding invoice.

The aforementioned agreed amounts do not include the value added tax (IVA) which may be separately applied thereto. The withholdings and/or tax charges shall be payable by the Parties in accordance with applicable tax legislation.

SIX.	REGULATORY CHANGES

In the case that any regulatory modification are implemented which require the review of the remuneration received for the operation of the Power Stations, both Parties hereby undertake to review the contractual terms and conditions of this Agreement in order to distribute the consequences of said regulatory changes.

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 5 of 7

SEVEN.	STATEMENTS AND WARRANTIES

The execution of this Agreement does not breach, and accordingly complies with, the provisions of the authorisations and concession permits for the operation and management of the aforementioned Power Stations.

EIGHT.	EXPENSES

The expenses incurred by VM Energía for the provision of the advisory services the subject of this Agreement are included within the stipulated price thereof.

If any other extraordinary expense were to be incurred, which is unrelated to the services provided pursuant to this Agreement, VM Energía shall invoice Ferroatlántica for said extraordinary expenses at cost price, that is to say, without any surcharge whatsoever, as an additional sum to the immediately subsequent invoice for services, subject to the prior written approval of Ferroatlántica, before the corresponding extraordinary expense has been incurred.

NINE.	ASSIGNMENT

VM Energía may assign its contractual position under this Agreement in favour of any third party company which forms part of its corporate group (as said term is defined under Section 4 of the Spanish Securities Market Act 24/1988, of 28 July) subject to the prior formal written notification thereof to Ferroatlántica.

TEN.	CONFIDENTIALITY

VM Energía hereby undertakes to keep strictly and indefinitely secret and confidential all of the information to which it may have access by virtue of the performance of the terms of this Agreement, and to provide said information solely and exclusively to the personnel authorised by Ferroatlántica and to respect and comply with all of the legal requirements and provisions of the Ley Orgánica (Spanish Data Protection Act) 15/1999, of 13 December (“LOPD”), which may be applicable thereto.

In particular, VM Energía hereby undertakes to (i) solely and exclusively process the information in compliance with the instructions of Ferroatlántica; (ii) to not use the personal data obtained from the Company or to which it has had access for any purposes other than that which is provided for under this Agreement; and (iii) to not assign or disclose said information, not even for the storage thereof, to any other persons whatsoever.

Furthermore, VM Energía hereby declares that it has the necessary and adequate technical and organisational resources and measures, in accordance with the terms of Section 9 of the LOPD, in order to ensure the security of the personal information to which it has access as a result of its relationship with Ferroatlántica and in order to prevent the modification, loss or unauthorised processing thereof or unauthorised access thereto.

After the contractual relationship has concluded, VM Energía hereby undertakes to destroy or return to the Company the personal information, together with any support media or documents which include any personal data or information the subject of the data processing activities.

ELEVEN.	APPLICABLE LAW AND JURISDICTION

The parties hereby agree that this Agreement shall be governed by Spanish law and that any dispute which may arise between the Parties shall be resolved by the Courts and Tribunals of the city of Madrid.

STRATEGIC ADVISORY SERVICES AGREEMENT REGARDING ENERGY PRODUCTION OPERATIONS BETWEEN “FERROATLÁNTICA S.A.U.” AND “VM ENERGÍA S.L.”	Page 6 of 7

TWELVE.	COMPLETE AGREEMENT

This Agreement contains and sets out all of the obligations between the Parties in relation to the subject thereof and revokes and replaces any other previous agreement, conversation, correspondence or negotiation between the Parties, whether of a written or oral nature.

The contracting Parties hereby ratify the terms of this Agreement and in witness thereof they hereby execute this Agreement, in duplicate copies, at the place and on the date set out hereinabove.

[signature illegible]	[signature illegible]

VILLAR MIR ENERGÍA, S.L.	FERROATLÁNTICA, S.A.U.

Ms María Luisa Huidobro y Arreba	Mr Pedro Larrea Paguaga

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